Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Centuri Holdings, Inc. of our report dated February 26, 2025 relating to the financial statements and financial statement schedule, which appears in Centuri Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 29, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
May 12, 2025